UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                 November 26, 2008

McGRATH RENTCORP
(Exact name of registrant as specified in its Charter)

California
(State or other jurisdiction of incorporation)

0-13292		94-2579843
(Commission File Number)		(I.R.S. Employee Identification No.)

5700 Las Positas Road, Livermore, CA 94551-7800
(Address of principal executive offices)

(925) 606-9200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 26, 2008, Abrams Rentals LLC, a Delaware limited liability company (the “Purchaser”), which is a newly-formed wholly-owned subsidiary of McGrath RentCorp (the “Company”), and the Company entered into an Asset Purchase Agreement with Adler Tank Rentals, LLC (the “Seller”) and each of Steve Adler and Howard Werner in their individual capacities (collectively, the “Members”), providing for the purchase by the Purchaser of substantially all of the assets of the Seller’s tank rental business (the “Tank Rental Business”) and the assumption of certain liabilities relating to the Tank Rental Business (the “Asset Purchase Agreement”).  The Members collectively own all of the outstanding equity interests in the Seller.

Pursuant to the terms and conditions of the Asset Purchase Agreement, the Purchaser has agreed to acquire the Tank Rental Business for a total purchase price consisting of (i) the Purchaser’s assumption of certain liabilities relating to the Tank Rental Business, (ii) $80 million in cash and (iii) 40,000 shares of the Company’s common stock.  The cash portion of the purchase price will be subject to certain adjustments for net working capital, certain qualified purchases of tanks made by the Seller prior to closing and the proration of accrued expenses in connection with the Tank Rental Business.

The Seller and the Members, on the one hand, and the Purchaser, on the other hand, have made customary representations and warranties and covenants in the Asset Purchase Agreement.  Pursuant to the terms and conditions of the Asset Purchase Agreement, the Seller and the Members have agreed to indemnify the Purchaser and its representatives for damages relating to breaches of the Seller’s and the Members’ representations and warranties and covenants, subject to certain limitations, and the Purchaser has agreed to indemnify the Seller and its representatives for damages relating to breaches of the Purchaser’s representations and warranties and covenants, subject to certain limitations.

The closing of the transactions contemplated by the Asset Purchase Agreement is subject to the satisfaction of customary closing conditions, including (i) no material adverse effect on the Seller or the Tank Rental Business, (ii) the acceptance of employment with the Purchaser by certain key employees of the Tank Rental Business, (iii) the release of certain third-party liens and (iv) the receipt of regulatory approval, including the expiration of the applicable waiting period pursuant to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Item 7.01 Regulation FD Disclosure.

On December 1, 2008, the Company issued a press release announcing the agreement to acquire the Tank Rental Business.  A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

This Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K are furnished to, but not filed with, the Securities and Exchange Commission, and shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	99.1	Press release issued by McGrath RentCorp on December 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McGRATH RENTCORP

Dated:	December 1, 2008	By: /s/ Keith E. Pratt
Keith E. Pratt
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of McGrath RentCorp dated December 1, 2008.